SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 John Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrants telephone number, including area code: (941) 388-2882

________________________________________________
(Former name or former address, if changed since last report)
ITEM 1.01.	ENTRY INTO A MATERIAL AGREEMENT

          On December 16, 2005, SkyLynx Communications, Inc. the (the "Company") executed a definitive Agreement and Plan of Merger ("the Merger Agreement") between and among the Company, an acquisition subsidiary SkyLynx Acquisition Company ("SAC"), Digital Computer Integration Corporation, a Texas corporation ("DCI"), Defense Technology Systems, Inc., a Delaware corporation ("DFTS"), a shareholder of DCI, and Zenon Maciekowicz and Clara Jane Maciekowicz, individually, collectively and as shareholders of DCI.

          The Merger Agreement provides for the merger of SAC with and into DCI, with DCI to be the surviving corporation.

          The issued and outstanding shares of common stock of DCI are owned by Defense Technology Systems, Inc. ("DFTS") (51%) and Zenon Clara Jane Maciekowicz ("ZM") (49%). Upon consummation of the merger, all issued and outstanding shares of DCI owned by DFTS will be converted automatically into an aggregate of 572,776 shares of SkyLynx Series B Convertible Preferred Stock having a stated value of $1.00 per share (the "Series B Preferred"). The Series B Preferred will have the following rights and preferences:

Voting Rights: Each issued and outstanding share of Series B Preferred shall entitle a holder to one (1) vote for each share of SkyLynx Common Stock issuable upon conversion of the Series B Preferred on any and all matters presented to the shareholders of SkyLynx for approval, including the election of directors. The Series B Preferred shall vote together with all other outstanding shares of voting securities, voting as a single class.

Dividend: None.

Redemption Right: SkyLynx shall have the right to call for redemption any or all of the outstanding shares of Series B Preferred upon 30 days written notice. The redemption price to be paid for the shares called for redemption (the "Redemption Price") shall be equal to the Stated Value thereof. Each holder of shares of Series B Preferred called for redemption shall have until the date immediately preceding the redemption date to convert the shares of Series B Preferred into Common Stock of SkyLynx.

Conversion: Each share of Series B Preferred is convertible into shares of SkyLynx Common Stock, at any time, at the option of the holder, at a conversion price (the "Series B Conversion Price") equal to the average of the three highest closing prices of the Common Stock during the twenty (20) trading days immediately preceding the conversion date, subject to adjustment under certain circumstances. In addition, one-third (1/3) of the Series B Preferred (190,925 shares) will automatically convert into shares of SkyLynx Common Stock at the Series B Conversion Price on each of the first three anniversaries following the date of issue.

Liquidation Preference. $1.00 per share of Preferred Stock, subordinate to the Stated Value of outstanding shares of Series A Preferred, pari passu with the Stated Value of the Series C Preferred Stock, and senior to the rights of holders of Common Stock.

          Upon consummation of the merger, all of the issued and outstanding shares of DCI common stock owned by ZM shall convert automatically into an aggregate of 3,748,518 shares of SkyLynx Series C Convertible Preferred Stock having a stated value of $1.00 per share (the "Series C Preferred"). The Series C Preferred shall have the following rights and preferences:

Voting Rights: Each issued and outstanding share of Series C Preferred shall entitle a holder to one (1) vote for each share of SkyLynx Common Stock issuable upon conversion of the Series C Preferred on any and all matters presented to the shareholders of SkyLynx for approval, including the election of directors. The Series C Preferred shall vote together with all other outstanding shares of voting securities, voting as a single class.

Dividend: None.

Redemption Right: SkyLynx shall have the right to call for redemption any or all of the outstanding shares of Series C Preferred upon 30 days written notice. The redemption price to be paid for the shares called for redemption (the "Redemption Price") shall be equal to the Stated Value thereof. Each holder of shares of Series C Preferred called for redemption shall have until the date immediately preceding the redemption date to convert the shares of Series C Preferred into Common Stock of SkyLynx.

Conversion: Each share of Series C Preferred is convertible into shares of SkyLynx Common Stock, at any time, at the option of the holder, at a conversion price (the "Series C Conversion Price") equal to the average of the three highest closing prices of the Common Stock during the twenty (20) trading days immediately preceding the conversion date, subject to adjustment under certain circumstances.

Liquidation Preference. $1.00 per share of Preferred Stock, subordinate to the Stated Value of outstanding shares of Series A Preferred, pari passu with the Stated Value of the Series C Preferred Stock, and senior to the rights of holders of Common Stock.

Of the Series C Preferred to be issued to ZM on the effective date of the merger, an aggregate of 3,500,000 shares will be escrowed upon DCI achieving certain gross revenue and net profit milestones over five years following the closing. Any shares of Series C Preferred not earned at the end of five years shall be canceled.

          Further, all shares of Series B Preferred and Series C Preferred shall also be escrowed pending the delivery by DCI of audited and pro forma financial statements required by Item 310 of Regulation SB and Form 8-K under the Securities Exchange Act of 1934, as amended.

          The merger agreement also contemplates that SkyLynx will issue a promissory note in favor of New Market Technology, Inc., in the principal amount of $1.2 million. A promissory note made by DCI in favor of New Market Technology, Inc., also in the principal amount of $1.2 million will be assigned by DCI to DFTS, without recourse.

          At closing, DCI shall also assign to DFTS shares of Series G Convertible Preferred Stock of New Market Technology, Inc., owned by DCI and held as portfolio securities.

          Consummation of the merger with DCI shall not result in any change in the Board of Directors or Executive Officers of SkyLynx. The Board of Directors of DCI shall consist of Zenon Maciekowicz and two persons selected by SkyLynx. The Executive Officers of DCI shall consist of Zenon Maciekowicz, President; Steve Smith, CEO; and, Kelly Butler, CFO.

          The acquisition of DCI is scheduled to be completed on or about January 16, 2006. The transaction is subject to customary conditions precedent, including:
*	The accuracy of representations and warranties of the respective parties;
*	Approval of the merger by the Board of Directors and shareholders of DCI;
*	Each of the parties to the merger agreement shall have performed each of their respective covenants and obligations under the merger agreement; and,
*	There shall have occurred no material adverse change in DCI's business, property or assets.

          There can be no assurance that the Merger Agreement will be consummated in accordance with its terms.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Item	Title

1.0

Agreement and Plan of Merger dated December 16, 2005, incorporated by reference from the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Commission on December 19, 2005.

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SKYLYNX COMMUNICATIONS, INC.

Date: December 20, 2005	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer